EXHIBIT 99.7

CONSULTING AGREEMENT

This Services Agreement (“Agreement”) is entered into and is effective as of December 29, 2006, by and between Lucy’s Cafe, Inc., a Nevada corporation, (“Company”), and Santa Monica Capital, LLC, a California limited liability company (“SMC”), with reference to the following:

RECITALS

A. The Company desires to retain SMC for consulting services, and SMC desires to be retained by Company; and

B. The Company and SMC desire to enter into this three year consulting agreement for SMC to provide services relating to strategic planning, investor relations, acquisitions, and corporate governance (“Services”), from January 1, 2007 through December 31, 2009 (the “Term”).

NOW, THEREFORE, the Company and SMC desire to set forth in this Agreement the terms and conditions of SMC’s Services to be provided to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

AGREEMENT

1. Engagement. Company hereby engages SMC to furnish services during the Term in the capacities and for the purposes of providing Services to Company as required by Company and as are customarily rendered by persons engaged in such capacities for such purposes to the best of their abilities.

2. Consulting Fee. In full and complete consideration for all rights granted herein to Company and Company’s engagement and SMC’s rendition of the consulting services pursuant to this Agreement, Company shall pay to SMC the following:

Thirteen Thousand Dollars ($13,000) for each month of the Term, payable in equal monthly installments no later than the tenth day of each month, and at the amount determined by the Company thereafter, but not less than an increase of 5% per year on the anniversary date of this Agreement each year during the initial Term and any additional Term of this Agreement (“Consulting Fee”).

3. Commissions. In addition to the Consulting Fee, the Company shall pay to SMC 5% of all gross proceeds at economic terms agreed to by the Company derived from new business referrals and introductions made by SMC to the Company who are accepted by the Company and who execute a service agreement with the Company which results in revenue collections by the Company (the “Commissions”). The 5% will be calculated based on monies collected after each billing month and will be paid 30 days after the close of the previous billing month, less any disputed or unpaid amounts, returns, and credits, during the term of the Agreement. SMC agrees to enter into an agent agreement with the Company within 30 days after the execution of this Agreement.

4. Expenses. The Company shall reimburse SMC for all necessary and reasonable out-of-pocket business expenses incurred by SMC in connection with its performance of its duties hereunder which are approved by the Company.

5. Automatic Extension. Unless either (a) this Agreement has been terminated prior to the expiration of the Term, or (b) one party notifies the other party on or before September 30 of any last calendar year of the Term (including the original Term or as the same may have been previously extended) that such party does not wish such Term to be extended or further extended, this Agreement shall be automatically extended upon the terms and conditions hereof for one additional calendar year at the conclusion of the original or extended Term.

6. Effect of Expiration or Termination. Notwithstanding anything to the contrary contained in this Agreement, neither the expiration nor the termination of this Agreement for any reason other than by the Company for cause (meaning a material breach by SMC of this Agreement which breach is not cured or corrected within 10 days of written notice thereof from the Company, fraud, or willful misrepresentation) shall affect the ownership by Company of the results and proceeds of the services rendered by SMC hereunder, affect the Commission arrangement pursuant to Section 3 of this Agreement, or alter any of the rights or privileges of Company or any warranty, representation or undertaking on the part of SMC hereunder.

7. Warranties. SMC represents and warrants that: (a) SMC has the full right, power and authority to enter this Agreement and grant the rights granted to Company herein without the consent of any third party; (b) SMC is not subject to any conflicting obligation or any disability which will or might prevent it from, or materially interfere with, the execution and performance of this Agreement; and (c) SMC is a bona fide company duly organized under the laws of California.

8. Indemnity. Each party will indemnify and hold the other free and harmless and provide the other with all the costs and expenses of a defense, including affirmative relief if necessary and appropriate, and including the payment of attorney’s fees and costs, against any and all claims, losses, damages, expenses, debts, obligations and liabilities (collectively, “Claims”) arising directly or indirectly out of the performance or failure of performance, or breach or default, of the indemnifying party under the terms of this Agreement.

9. Confidential Information. SMC shall hold and keep confidential for the benefit of Company all secret or confidential information, files, documents other media in which confidential information is contained, knowledge or data (collectively the “Confidential Information”) relating to Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by SMC during SMC’s engagement by Company or any of its affiliated companies. Confidential Information does not include information that is already public knowledge at the time of disclosure (other than by acts by SMC or their affiliates in violation of this Agreement) or that is provided to SMC by a third party without an obligation with Company to maintain the confidentiality of such information. After termination of SMC’s engagement with Company, SMC shall not, without the prior written consent of Company, or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than Company and those designated by it. SMC shall acknowledge that all confidential documents are and shall remain the sole and exclusive property of Company regardless of who originally acquired the confidential documents. SMC agrees to return to Company promptly upon the expiration or termination of its engagement or at any other time when requested by Company, any and all property of Company, including, but not limited to, all confidential documents and copies thereof in its possession or control. Any loss resulting from a breach of the foregoing obligations by SMC to protect the Confidential Information could not be reasonably or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law or this Agreement, Company shall have the right to obtain injunctive relief, in the appropriate court, at any time, against the dissemination by SMC of the Confidential Information, or the use of such information by SMC in violation hereof.

10. Benefit, Binding Effect. This Agreement will bind, inure to the benefit of, and be enforceable by the parties, their estates, heirs, legatees, devisees, administrators, executors, successors and assigns.

11. Assignment. This Agreement may be assigned by Company and may not be assigned by SMC, except with respect to SMC’s right to receive compensation hereunder, provided that any such assignment shall be in writing and shall not be assigned to more than one assignee, and such assignment by SMC shall not relieve SMC of any of its obligations hereunder. Notwithstanding the foregoing, SMC may delegate its services to a third party subject to Company’s prior written approval, provided that SMC shall be ultimately responsible for the services provided to Company by such third party.

12. Amendment. This Agreement may be modified or rescinded only by a writing signed by the parties specifically stating that it is an amendment or rescission.

13. Entire Agreement. This Agreement constitutes a complete and final statement of the terms of the agreement between the parties, contains their entire agreement, and supersedes all other agreements and understandings, whether written or oral, covering the subject matter hereof. The parties further represent and warrant that there are no representations, contracts, agreements, arrangements or understandings between them, whether written or oral, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

14. Applicable Law. This Agreement as well as any and all claims and disputes arising, directly or indirectly, therefrom will be governed by and construed, interpreted and enforced in accordance with the laws of the sate of California applicable to contracts entered into and to be performed wholly within that state without the application of any principles or choice or conflicts of laws.

15. Severability. In the event any provision of this Agreement shall be held to be unenforceable in a court of law or equity: (i) the parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision; and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and shall remain in full force and effect.

16. Agreement Negotiated. The parties hereto are sophisticated and have either been represented by lawyers throughout this transaction or have knowingly, willingly and intelligently waived their right to seek legal counsel prior to execution of this Agreement. As a consequence, the parties do not believe that the presumptions of Civil Code Section 1654 relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

17. Counterparts/Copies. This Agreement and copies hereof may be executed in two or more counterparts, each of which together will constitute one and the same instrument and will have the same force and effect as though all parties had executed one original.

18. Waiver and Laches. No waiver by any party hereto of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition of the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement.

19. Authorized Signators. Each party and each person signing this Agreement on behalf of a party represents and warrants as follows: (a) the party has full authority and the right to enter into this Agreement; (b) the member or officer signing on behalf of a party has full authority to sign on that party’s behalf and by so signing binds the party without further legal or other action; (c) the party has read the Agreement carefully and understands the contents and legal effect of each of its provisions; (d) the party and person signing this Agreement consulted with one or more attorneys of that party’s own choosing or had a reasonable opportunity to so consult and elected not to do so; (e) the party has executed the Agreement voluntarily and without duress or undue influence on the part of, or on behalf of any person or entity; (f) no rights compromised or affected by this Agreement have been sold, assigned, or otherwise transferred by the party executing this Agreement. These representations and warranties shall survive the termination of this Agreement.

20. Transmission by Facsimile. Transmission by facsimile equipment of an executed copy of this Agreement will constitute delivery of a binding written contract, and the facsimile copy including but not limited to facsimile signatures will be enforceable and will constitute evidence to the same extent as if the executed original had been delivered.

21. Notices. Any notice, request, demand, consent, waiver, or other item required or permitted under this Agreement or applicable law must be in writing and will be deemed duly given or made only: (a) if personally served upon the party intended to receive it, in which case it is effective when delivered; or (b) is sent by certified mail, return receipt requested, postage prepaid, addressed to the party at its address set forth in this Agreement, in which case it is effective upon receipt by any person residing at such address; or (c) is sent electronically with a “hard” copy sent by first class mail or by an express mail service, postage prepaid, addressed to the party at the address set forth in this Agreement, in which case it is effective upon receipt by any person residing at such address; or (d) is sent by some form of nationally recognized express mail service, e.g., Express Mail© or Federal Express©, postage prepaid, addressed to the party at its address set forth in this Agreement, in which case it is effective upon receipt by any person residing at such address.

The addresses for notices to the parties are as follows:

SMC	Company

Santa Monica Capital, LLC	Lucy’s Cafe, Inc.
11845 W. Olympic Blvd., #1125W Los Angeles, California 90064	2685 Park Center Drive, Building A Simi Valley, California 93065
Attn: David Marshall	Attn: Charles Rice

With a copy to:

David Ficksman, Esq. Troy & Gould 1801 Century Park East, 16th Floor Los Angeles, California 90067

No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. A party may change its address for purposes of this Agreement only by giving notice to the other in the manner set forth herein.

22. Recitals are Binding. All of the terms and conditions of this Agreement including but not limited to all introductory Paragraphs, Recitals and Conditions Precedent, and all Schedules and documents attached hereto are contractual and binding upon the parties hereto and are incorporated herein by reference.

23. Independent Contractor. This Agreement does not constitute SMC as agent, employee, legal representative, joint venture or partner of the Company for any reason whatsoever.

[Signature page follows]

The parties hereto execute in the spaces provided below agreeing to all of the foregoing as of the date first set forth herein.

“SMC”		“Company”

SANTA MONICA CAPITAL, LLC		LUCY’S CAFE, INC.

By:	/s/ David Marshall	By:	/s/ Charles Rice for Lucy’s Cafe, Inc.
	David Marshall, Manager	Name:	Charles Rice
		Its:	Chief Executive Officer and President